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                                                                   Exhibit 10.38

                       NEW ENGLAND LIFE INSURANCE COMPANY


                          SUPPLEMENTAL RETIREMENT PLAN


                             As amended and restated
                            effective January 1, 2000
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                                   I. GENERAL

         1.1. Purpose. The purpose of this plan is to provide retirement income to those Participants who (1) retire under the New England Life Insurance Company Retirement Plan and Trust (the "Funded Plan") and (2) who have their retirement benefits reduced by the limitations imposed by Section 415 of the Internal Revenue Code of 1954 as amended from time to time. This Plan is an unfunded excess benefit plan within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, and is completely separate from the Funded Plan.

         1.2. Prior Documents. This Plan is the restatement with amendments of The New England Mutual Life Insurance Company Supplemental Retirement Plan, The New England Supplemental Retirement Plan, and the New England Life Insurance Company Supplemental Retirement Plan.

         1.3. Defined Terms. Terms used herein shall have the same meanings as they have in the Funded Plan.

                                  II. BENEFITS

         2.1. Amount of Benefits. Any person entitled to benefits under the Funded Plan shall be entitled to a benefit under this Plan equal to (a) less (b) where:

                  (a) equals the amount of such payee's annual benefit under the Funded Plan, determined without regard to the limitations of
         Section 415, and

                  (b) equals the amount of such payee's annual benefit under the Funded Plan, determined subject to the limitations of Section 415.

         2.2. Form of Benefits and Non-Forfeitability. Benefits under the Plan shall be payable at the same time, in the same manner and subject to the same options, conditions, privileges and restrictions (including Section 3.8 of the Funded Plan, "Non-Forfeitability of Benefits"), as applied to the benefits payable under the Funded Plan.

         2.3. Benefits Unfunded. The benefits payable under the Plan shall be paid during each year by each Employer which adopts the plan out of its respective general assets and shall not be funded in any manner.
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                              III. ADMINISTRATION

         3.1. Duties of Administrative Committee. The Plan shall be administered by the Administrative Committee in accordance with its terms and purposes. To the extent applicable, the provisions of the Funded Plan shall govern the responsibilities of the Administrative Committee. The decisions made and the actions taken by the Administrative Committee in the administration of the Plan shall be final and conclusive on all persons.

                         IV. AMENDMENT AND TERMINATION

         Section 4.01. Amendment. The Company reserves the right at any time, and from time to time, to amend the Plan by action of its Board of Directors. Further, the Company may amend this Plan at any time by means of a written instrument executed by the President of the Company, except that any such amendment or group of amendments adopted on the same date with respect to the same plan shall not increase or decrease the annual cost of contributions to the Company for active plan participants and former plan participants by more than two million dollars (exclusive of employee voluntary contributions under a qualified plan or employee elective deferrals under a nonqualified plan). No such amendment shall:

                  (a) decrease any interest of any Participant or Beneficiary existing immediately prior to such amendment, or

                  (b) reduce the non-forfeitable portion of a Participant's Accrued Benefit existing immediately prior to such amendment.

         Section 4.02. Termination. The Company reserves the right at any time to terminate the Plan, and each other Employer which adopts this Plan reserves the right to discontinue its participation in the Plan at any time.

                                V. MISCELLANEOUS

         5.1. No Employment Rights. Nothing contained in the Plan shall be construed as a contract of employment between the Employer and an Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.


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         5.2. Assignment. The Benefits payable under this Plan may not be assigned or alienated.

         5.3. Applicable Law. This Plan shall be governed by the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, THIS AMENDMENT AND RESTATEMENT OF THE NEW ENGLAND LIFE INSURANCE COMPANY SUPPLEMENTAL RETIREMENT PLAN is executed on behalf of the Company, this 7th day of February, 2000.

                                      NEW ENGLAND LIFE INSURANCE COMPANY

                                      By: /s/ James M. Benson
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                                      Attest: /s/
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